EXHIBIT 20(A)


                      FEDERAL DEPOSIT INSURANCE CORPORATION


                                    FORM F-3


                                 CURRENT REPORT


           Under Section 13 of the Securities Exchange Act of 1934


                                 August 13, 1997


                             THE BANK OF SOUTHINGTON


                 (Exact name of bank as specified in charter)


                              130 North Main Street
                       Southington, Connecticut 06489-0670
                          (Address of principal office)

ITEM 13 - OTHER MATERIALLY IMPORTANT EVENTS

Exhibit A attached hereto is a statement that was made to the public on August 7, 1997.

                                   SIGNATURES

     Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    THE BANK OF SOUTHINGTON

                                     By: BRYAN P. BOWERMAN
                                         --------------------------------------
                                         Bryan P. Bowerman
                                     Its:  Presidents

Dated:  August 13, 1997

THE BANK OF SOUTHINGTON
130 North Main Street
Southington, CT 06489

FOR IMMEDIATE RELEASE

Wednesday, August 13, 1997

Contact:    Bryan Bowerman, President

            Telephone 860-620-5000

            FAX 860 620-6289

Southington, CT-August 7, 1997, The Bank of Southington (AMEX-BSO) has received and is reviewing proposals for the acquisition of the Bank. There is no assurance whether or when the Bank will enter into any agreement with respect to such a transaction.

There will be no further comment on this subject pending the announcement of a transaction or the abandonment of all acquisition discussions. The Endicott Group is advising the Bank.

Board of Directors

Bank of Southington